AMENDMENT NO. 2 TO SHARE PURCHASE AGREEMENT

           THIS AMENDMENT (“Agreement”) is made as of August 30, 2002, by and among OUTOKUMPU COPPER PRODUCTS OY, a Finnish company (“OCP”), OUTOKUMPU COPPER HOLDINGS, INC., a Delaware corporation (“Buyer”), and LENNOX INTERNATIONAL, INC., a Delaware corporation (“Seller”).

           Buyer, OCP and Seller, intending to be legally bound and in consideration of the mutual promises herein contained, agree as follows:

           1.     Reference is made to a Share Purchase Agreement as of July 18, 2002, as amended (the “Purchase Agreement”), by and among Seller, Buyer and OCP. This Agreement is intended to set forth certain amendments and agreements among the parties relative to the Purchase Agreement. Any specially capitalized terms not otherwise defined in this Agreement shall have the same meaning as set forth in the Purchase Agreement.

           2.     For purposes of Article 2 of the Purchase Agreement, the Indebtedness, Permitted Indebtedness, Closing Date Net Assets, Net Assets Adjustment and Indebtedness Adjustment shall all be calculated and determined as of the Effective Time. Accordingly, although the transfer of the Shares will occur on, and the Closing Date will be, August 30, 2002, the parties agree that the economic effect of the Contemplated Transactions shall be as of the Effective Time. Notwithstanding anything to the contrary above and notwithstanding that the assignment of the Shares provided for in Section 2.1 and certain of the agreements among the parties and their Related Persons are dated on or as of August 26, 2002, (A) the certificates required by Sections 2.4, 7.4 and 8.4 under the Purchase Agreement shall be as of the Closing Date, (B) the Acquired Companies have been managed by Seller and its Related Persons during the Interim Closing Period (the period beginning as of the Effective Time and continuing through and ending on the Closing Date) and (C) Seller's obligations under Article 10 under the Purchase Agreement shall be as of the Closing Date.

           3.     Except as provided for in this Agreement, all of the provisions of the Purchase Agreement shall remain in full force and effect.

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           IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

Seller:

LENNOX INTERNATIONAL, INC.

By: /s/ Carl E. Edwards, Jr.
Name: Carl E. Edwards, Jr.
Title: EVP
Buyer:
OUTOKUMPU COPPER HOLDINGS, INC.
By: /s/ Kalevi Nikkilä Name: Kalevi Nikkilä Title: President - Outokumpu Copper Products Oy
OCP: OUTOKUMPU COPPER PRODUCTS OY
By: /s/ Kalevi Nikkilä Name: Kalevi Nikkilä Title: President